Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2017, relating to the consolidated financial statements of CBOE Holdings, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CBOE Holdings, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 1, 2017